Exhibit 99.4

JPMorgan Chase Bank, National Association

September 29, 2026

Springtide Creek Ltd

80 Main Street

Tortola, VG1110

British Virgin Islands

[_____]

Re:	Master Confirmation: Prepaid Variable Share Forward Transactions

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions of one or more share forward transactions (each, a “Transaction”) that may be entered into from time to time among Springtide Creek Ltd, a British Virgin Islands company limited by shares (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. Each such Transaction entered into among JPMorgan, Counterparty and the Collateral Agent that is subject to this Master Confirmation shall be evidenced by (i) a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”) and (ii) if applicable, one or more trade notifications substantially in the form of Exhibit B hereto (each, a “Trade Notification”), each with such modifications as to which the parties mutually agree. This Master Confirmation, each Supplemental Confirmation and any related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below and evidence a complete binding agreement among JPMorgan, Counterparty and the Collateral Agent as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and any such Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and any related Trade Notification(s) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if JPMorgan and Counterparty had executed the Agreement on the date of this Master Confirmation (without any Schedule except for (i) the elections and amendments set forth in this Master Confirmation and (ii) the incorporation of a 1994 ISDA Credit Support Annex (Bilateral Form; Subject to New York Law (the “CSA”)) with the elections and modifications set forth in Paragraph 13 thereto attached as Schedule A to this Master Confirmation and which CSA supplements, forms part of, and is subject to the Agreement). For the avoidance of doubt, the Transactions under this Master Confirmation shall be the only transactions under the Agreement and shall not be subject to any other ISDA Master Agreement (existing or deemed) to which JPMorgan and Counterparty are parties.

The definitions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2006 Definitions, the “Definitions”), as each is published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation. If JPMorgan determines, in its sole discretion, that a relevant Transaction hereunder references an “American depositary receipt” or similar security, (i) the 2007 Partial Lookthrough Depository Receipt Supplement to the Equity Definitions shall be also incorporated into this Master Confirmation with respect to such Transaction, and (ii) without limitation of (i), references in the Affected Provisions to the “Shares” and the “Issuer” shall also refer to the Underlying Shares or other equity securities of the Underlying Shares Issuer and such Underlying Shares Issuer, as applicable. For purposes hereof, “Affected Provisions” means any Announcement Event, Market Disruption Event, Potential Adjustment Event, Extraordinary Event, Additional Disruption Event, Additional Termination Event, condition to election of a settlement method or any other provisions related to similar events or conditions described herein, and any representation, agreement, or covenant, in each case related to or referencing the Shares or the Issuer.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and any related Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation, any such Trade Notification and the Definitions, the following shall prevail for purposes of such Transaction in the following order of precedence: (i) any such Trade Notification, (ii) such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions, (v) the 2006 Definitions and (vi) the Agreement.

For the purposes of the Equity Definitions, each Transaction is a Share Forward Transaction and, notwithstanding anything to the contrary, JPMorgan and Counterparty acknowledge and agree that for U.S. Federal income tax purposes, each Transaction shall constitute a single, indivisible financial instrument and neither JPMorgan nor Counterparty will take any action that would be inconsistent with such treatment for U.S. Federal income tax purposes.

1.	Set forth below are the general terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation and any related Trade Notification (in respect of the related Transaction), shall govern the relevant Transaction:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Seller:	Counterparty.

Buyer:	JPMorgan.

Components:	Each Transaction will be divided into a number of individual Components equal to the Number of Components for such Transaction, each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification, and, in particular, with the Number of Shares and Scheduled Valuation Date set forth in the related Supplemental Confirmation and any related Trade Notification. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Components:	For each Transaction, as specified in the related Supplemental Confirmation.

Shares:	The common stock, par value USD 0.01 per share, of Issuer (Exchange Symbol: “HUT”).

Issuer:	Hut 8 Corp.

Initial Share Price:	For each Transaction with an Initial Hedging Period, as specified in the related Trade Notification, to be the volume-weighted average price per Share at which JPMorgan (or any of its affiliates) establishes its initial hedge of such Transaction by selling Shares in transactions conforming to the volume and manner of sale conditions described in Rule 144(e), (f) and (g) under the Securities Act (as defined below), in amounts and at times determined by JPMorgan (or an affiliate of JPMorgan) in its sole discretion. The number of Shares comprising JPMorgan’s initial hedge is referred to herein as the “Initial Hedge Position”.

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For each Transaction without an Initial Hedging Period, the price per Share as set forth in the related Supplemental Confirmation.

Initial Hedging Period:

For each Transaction with an Initial Hedging Period, the period commencing on the Trade Date and ending on the earlier of the Scheduled Trading Day on which JPMorgan (or any of its affiliates) finishes establishing the Initial Hedge Position and the Cutoff Date   (such earlier date, the “Hedge Completion Date”), as specified in the   related Trade Notification. If JPMorgan (or any of its affiliates) does   not finish establishing JPMorgan’s Initial Hedge Position in respect of such Transaction by the close of the regular trading session on the Exchange on the Cutoff Date, JPMorgan shall notify Counterparty in the Trade Notification that the Number of Transaction Shares shall be   reduced to such number as the number of Shares for which JPMorgan (or any of its affiliates) has established its Initial Hedge Position in   respect of such Transaction. Promptly following the Hedge Completion   Date, JPMorgan shall deliver the related Trade Notification to Counterparty.

For each Transaction without an Initial Hedging Period, not applicable.

Cutoff Date:	For each Transaction with an Initial Hedging Period, as specified in the related Supplemental Confirmation or such other date as may be agreed by the parties from time to time.

Number of Transaction Shares:	With respect to each Transaction, as specified in the related Supplemental Confirmation and any related Trade Notification.

Number of Shares:	With respect to each Component of a Transaction, the Number of Transaction Shares divided by the Number of Components (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation or any related Trade Notification.

Prepayment:	Applicable.

Prepayment Amount:	For all Components comprising a Transaction, the product of the Number of Transaction Shares, the Initial Share Price and the Prepayment Percentage, as specified in the related Supplemental Confirmation or any related Trade Notification.

Prepayment Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Prepayment Date:	For each Transaction with an Initial Hedging Period, one Settlement Cycle following the Hedge Completion Date (or if such day is not a Currency Business Day, the next day that is a Currency Business Day) and as specified in the related Trade Notification.

For each Transaction without an Initial Hedging Period, one Settlement Cycle following the Trade Date and as specified in the related Supplemental Confirmation.

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Variable Obligation:	Applicable.

Forward Floor Price:	For each Transaction, the product of the Forward Floor Percentage and the Initial Share Price, as specified in the related Supplemental Confirmation or any related Trade Notification.

Forward Floor Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Forward Cap Price:	For each Transaction, if applicable, the product of the Forward Cap Percentage and the Initial Share Price, as specified in the related Supplemental Confirmation or any related Trade Notification.

Forward Cap Percentage:	For each Transaction, if applicable, as specified in the related Supplemental Confirmation.

Exchange(s):	The Nasdaq Global Select Market

Related Exchange(s):	All Exchanges.

Valuation:

In respect of any Component:

Valuation Time:	As provided in Section 6.1 of the Equity Definitions.

Scheduled Valuation Date:	For each Component of a Transaction, as set forth in the related Supplemental Confirmation or any related Trade Notification (or, if such date is not a Scheduled Trading Day, the next succeeding Scheduled Trading Day that is not a Scheduled Valuation Date for any other Component of any Transaction hereunder).

Valuation Date(s):	For each Component of a Transaction, the Scheduled Valuation Date for such Component.

If the Scheduled Valuation Date for any Component is a Disrupted Day, Section 6.6 of the Equity Definitions shall not apply and the Valuation Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be a Valuation Date in respect of any other Component of any Transaction hereunder; provided that if such Valuation Date has not occurred pursuant to the foregoing as of the eighth Scheduled Trading Day following the Scheduled Valuation Date for the final Component for the relevant Transaction, then the Calculation Agent shall have the right to declare that eighth Scheduled Trading Day as the final Valuation Date for such Component (irrespective of whether such date is a Valuation Date in respect of any other Component for any Transaction hereunder), in which case the Settlement Price for that eighth Scheduled Trading Day shall be the Calculation Agent’s good faith estimate of the fair market value of a Share as of the Valuation Time on that eighth Scheduled Trading Day or on any subsequent Scheduled Trading Day, as the Calculation Agent shall determine using commercially reasonable means.

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Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Valuation Date, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent shall (i) adjust the number of Shares for the relevant Component for which such Disrupted Day shall be the Valuation Date, (ii) determine the Settlement Price for such Disrupted Day based on eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (iii) designate a Scheduled Trading Day determined in the manner described in the immediately preceding paragraph as the Valuation Date for the remaining Shares for such Component. Notwithstanding any provision of the Equity Definitions to the contrary, any Exchange Business Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in part.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by (x) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof and (y) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	JPMorgan reasonably concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures, consistently applied (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by JPMorgan), including without limitation in the event of any third-party tender offer, for it to refrain from engaging in market transactions relating to the Shares or to reduce the number or size of any such market transactions.

Settlement Terms:

In respect of any Component:

Settlement Method Election:	Applicable; provided that a single Settlement Method shall apply for all Components; provided, further, that if Counterparty fails to pay the Repayment Amount to JPMorgan on or prior to the Repayment Date, JPMorgan may in its sole discretion deem any election by Counterparty of Cash Settlement to be void, in which case Physical Settlement shall apply; provided, further, that any election by Counterparty specifying Cash Settlement shall not be effective to require Cash Settlement unless Counterparty delivers to JPMorgan, concurrent with such election, a representation signed by Counterparty substantially in the following form as of the date Counterparty makes such election: “Counterparty is not aware of any material non-public information regarding the Issuer or the Shares, and is electing Cash Settlement in good faith and not as a plan or scheme to evade compliance with the U.S. federal securities laws”; and provided, further, that notwithstanding any election by Counterparty to the contrary, Cash Settlement will apply if JPMorgan reasonably concludes, in its sole discretion, that Counterparty would be unable to make the representations and agreements in Section 9.11 of the Equity Definitions with respect to the Shares to be delivered by Counterparty pursuant to Physical Settlement for any reason.

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Electing Party:	Counterparty.

Settlement Method Election Date:	For each Transaction, the fifth Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the first Scheduled Valuation Date.

Default Settlement Method:	Physical Settlement.

Settlement Currency:	USD.

Number of Shares to be Delivered:	For each Component of a Transaction,

(i) if the Settlement Price is less than or equal to the Forward Floor Price, the Number of Shares for such Component;

(ii)

(x) if no Forward Cap Price is applicable, and the Settlement Price is greater than the Forward Floor Price, or (y) if a Forward Cap Price is applicable, and the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

       Forward Floor Price

Settlement Price

(iii) if the Settlement Price is greater than the Forward Cap Price (if applicable), a number of Shares equal to the Number of Shares for such Component multiplied by
Forward Floor Price + (Settlement Price – Forward Cap Price)
Settlement Price

If Physical Settlement is Applicable:

Physical Settlement:	Applicable. For each Component of a Transaction, on the relevant Settlement Date, Counterparty will deliver to JPMorgan a number of Shares equal to the Number of Shares to be Delivered for such Component and will pay to JPMorgan the Fractional Share Amount, if any.

Settlement Date:	For each Component of a Transaction, the date that falls one Settlement Cycle following the Valuation Date for such Component (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Automatic Physical Settlement:	For each Component of a Transaction, if (i) by 10:00 a.m., New York City time, on the relevant Settlement Date, Counterparty has not otherwise effected delivery of the Number of Shares to be Delivered, and (ii) the Posted Collateral then held by or on behalf of JPMorgan includes Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of JPMorgan, Shares with respect to which such representations and agreements are not true or satisfied), then the delivery provided by Section 9.2 of the Equity Definitions shall be effected, in whole or in part, as the case may be, by delivery on the relevant Settlement Date by the Collateral Agent to an affiliate of JPMorgan designated by JPMorgan of a number of Shares then held as Posted Collateral hereunder by or on behalf of JPMorgan, not to exceed the Number of Shares to be Delivered for such Component. Upon any such delivery, JPMorgan shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Counterparty).

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If Cash Settlement is Applicable:

Repayment:	If Counterparty elects Cash Settlement, Counterparty shall pay to JPMorgan the Repayment Amount on the Repayment Date.

Repayment Amount:	For all Components of a Transaction, the sum of the Forward Cash Settlement Amounts for all Components calculated as if the Valuation Date for each Component were the Exchange Business Day immediately prior to the Settlement Method Election Date.

Repayment Date:	For all Components of a Transaction, the date that is the third Scheduled Trading Day prior to the Scheduled Valuation Date for the Component with the earliest Scheduled Valuation Date of such Transaction (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Cash Settlement:	If Cash Settlement is applicable, for all Components of a Transaction, (a) if the sum of the Forward Cash Settlement Amounts for all Components is greater than the Repayment Amount, Counterparty shall pay to JPMorgan an amount equal to such excess on the Cash Settlement Payment Date; or (b) if the sum of the Forward Cash Settlement Amounts for all Components is less than the Repayment Amount, JPMorgan shall pay to Counterparty an amount equal to the absolute value of such shortfall on the Cash Settlement Payment Date.

Settlement Price:	For each Component of a Transaction, the per Share composite volume weighted average price based on transactions executed in the United States as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HUT US <Equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the Exchange until the Scheduled Closing Time on the Exchange on the Valuation Date for such Component (or any successor page thereto); provided that if such price is not so reported for any reason or is manifestly erroneous, the Settlement Price shall be the composite volume weighted average price based on transactions executed in the United States on the Valuation Date in respect of the period from the scheduled open of trading on the Exchange until the Scheduled Closing Time on the Exchange as determined by the Calculation Agent using other commercially reasonable means.

Cash Settlement Payment Date:	For all Components of a Transaction, the date that is one Settlement Cycle following the Valuation Date for the final Component (or, if such date is not a Currency Business Day, the next following Currency Business Day).

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Adjustments:

In respect of any Component:

Potential Adjustment Events:	If an event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the Equity Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment.

Spin-off:	A distribution of New Shares (the “Spin-off Shares”) of a subsidiary of the Issuer (the “Spin-off Issuer”) to holders of the Shares (the “Original Shares”). With respect to a Spin-off, “New Shares” shall have the meaning provided in Section 12.1(i) of the Equity Definitions (as amended below opposite “New Shares”) except that the phrase immediately preceding clause (i) thereof shall be replaced by the following: “‘New Shares’ means ordinary or common shares of the Spin-off Issuer that are, or that as of the effectiveness of the relevant Spin-off are scheduled promptly to be,”.

Consequences of Spin-offs:	JPMorgan shall have the right to elect, by written notice to Counterparty, that Basket Adjustments or the Separate Transactions Adjustments shall apply to any Spin-off.

Basket Adjustments:	If JPMorgan shall have elected that Basket Adjustments apply to a Spin-off, then as of the ex-dividend date for such Spin-off, (i) “Shares” shall mean the Original Shares and the Spin-off Shares; (ii) such Transaction shall continue but as a Share Basket Forward Transaction with a Number of Baskets equal to the Number of Transaction Shares immediately prior to such Spin-off, and each Basket shall consist of one Original Share and the number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off (and references to Shares herein shall be interpreted as references to Baskets, as the context requires); and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such Spin-off (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to such Transaction), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of such Transaction in accordance with the immediately preceding sentence.

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Separate Transactions Adjustments:	If JPMorgan shall have elected that Separate Transactions Adjustments apply to a Spin-off, then, as of the ex-dividend date for such Spin-off, such Transaction shall be considered two separate Transactions, each with terms identical to those of the original Transaction (the “Original Transaction”), except that: (i) the “Shares” for the Original Transaction (the “Original Shares Transaction”) shall be the Original Shares and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the Spin-off Shares; (ii) the Number of Shares for each Component of the Original Shares Transaction shall remain unchanged from the Number of Shares for such Component of the Original Transaction; (iii) the Number of Shares for each Component of the Spin-off Shares Transaction shall equal the product of (A) the Number of Shares for such Component of the Original Transaction (as in effect immediately prior to the ex-dividend date for such Spin-off) and (B) the number of Spin-off Shares that a holder of one share of Original Shares would have owned or been entitled to receive in connection with such Spin-Off; and (iv) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction as the Calculation Agent determines appropriate to account for the economic effect on each of the Original Shares Transaction and the Spin-Off Shares Transaction of such Spin-off (including without limitation adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Original Shares, the Spin-off Shares, the Original Shares Transaction or the Spin-off Shares Transaction). Following a Spin-off to which Separate Transactions Adjustments are applicable, this Master Confirmation shall apply in all respects (except as provided above) to both the Original Shares Transaction and the Spin-off Shares Transaction as if each were a separate Transaction under the Agreement. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction in accordance with the second immediately preceding sentence.

Dividends:	The Supplemental Confirmation shall specify, with respect to the relevant Transaction, whether Dividend Flowthrough is Applicable.

In respect of any Component:

The following provisions shall apply if “Dividend Flowthrough” is specified as Applicable in the Supplemental Confirmation:

Extraordinary Cash Dividend:	In respect of each Component, any Cash Dividend (i) that has an ex- dividend date occurring during the relevant Dividend Period and (ii) the amount of which differs from the Ordinary Dividend Amount for such Cash Dividend, as determined by the Calculation Agent; provided that if the applicable Ordinary Dividend Amount in respect of the Dividend Period is not zero, and no ex-dividend date occurs during such Dividend Period, the Calculation Agent shall determine the Extraordinary Cash Dividend based on the last Exchange Business Day of such period being deemed an ex-dividend date in respect of a Cash Dividend equal to zero.

Cash Dividend:	Any cash dividend or distribution on the Shares.

Ordinary Dividend Amount:	With respect to each Transaction, in respect of each Dividend Period, (i) for the first Cash Dividend with an ex-dividend date that occurs during such period, as set forth in the related Supplemental Confirmation, and (ii) with respect to any subsequent Cash Dividend for which an ex-dividend date occurs during such period, zero.

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Payment Obligation in Respect of Extraordinary Cash Dividends:	In the event of any Extraordinary Cash Dividend, Counterparty shall make a cash payment to JPMorgan (the “Extraordinary Dividend Payment”), on the date such Extraordinary Cash Dividend is paid to holders of Shares, in an amount equal to the product of (i) the number of Shares (as notified to Counterparty by JPMorgan) comprising JPMorgan’s theoretical “delta” hedge position in respect of the relevant Component immediately prior to the open of business on the ex- dividend date for such Extraordinary Cash Dividend and (ii) the per Share amount of such Extraordinary Cash Dividend minus the Ordinary Dividend Amount for such Extraordinary Cash Dividend, as determined by the Calculation Agent; provided that if such product is negative, then JPMorgan shall make a cash payment to Counterparty on such date in an amount equal to the absolute value of such product; provided further that if no ex-dividend date occurs during the relevant Dividend Period, (x) the number of Shares under clause (i) above shall be determined on the last Exchange Business Day in such period and (y) any cash payment related to such Extraordinary Cash Dividend shall be made on the first Currency Business Day following such period. For the avoidance of doubt, the provisions of Section 11.2 of the Equity Definitions shall also apply to any Extraordinary Cash Dividend (it being understood, for the avoidance of doubt, that any adjustment made in accordance with such provisions shall be made without duplication of and shall take into account any Extraordinary Dividend Payment that has been made by Counterparty in accordance with the terms hereof).

If, by 10:00 a.m., New York City time, on the date Counterparty owes any such Extraordinary Dividend Payment, Counterparty has not otherwise satisfied such obligation and at such time or any later time on such date prior to satisfaction of such obligation the Posted Collateral then held hereunder by or on behalf of JPMorgan includes all or any part of the cash required to be so paid, then the Extraordinary Dividend Payment shall be effected, in whole or in part, as the case may be, by delivery by the Collateral Agent to JPMorgan of an amount of cash equal to the amount thereof so required to be paid.

Extraordinary Dividend:	(i) Any Extraordinary Cash Dividend or (ii) any dividend or distribution on the Shares that is not a Cash Dividend or a dividend or distribution of the type described in Section 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions.

Excess Dividend Amount:	All references to the Excess Dividend Amount shall be deleted from Sections 8.4(b) and 9.2 of the Equity Definitions.

Dividend Period:	Each period commencing on but excluding the Dividend Period Start Date and ending on and including the Dividend Period End Date. For purposes hereof, the Dividend Period Start Date and the Dividend Period End Date (as well as the Ordinary Dividend Amount) for each Dividend Period shall be as set forth in the related Supplemental Confirmation.

The following provisions shall apply if “Dividend Flowthrough” is specified as Not Applicable in the Supplemental Confirmation:

Extraordinary Dividend:	The characterization of a dividend or portion thereof as an Extraordinary Dividend shall be as determined by the Calculation Agent; provided that, for the avoidance of doubt, any dividend with respect which the Options Exchange has or will adjust listed options contracts relating to the Shares, shall be an Extraordinary Dividend.

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Extraordinary Events:

In respect of any Component:

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended by deleting the text in clause (i) thereof in its entirety (including the word “and” following such clause (i)) and replacing it with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors),”.

Consequences of Merger Events:

(a) Share-for-Share:	Cancellation and Payment.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Cancellation and Payment.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the words “the outstanding voting shares” with the words “either the outstanding voting shares or the Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Modified Calculation Agent Adjustment.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Announcement Event:	(i) The public announcement by Issuer, any subsidiary, affiliate, agent or representative of Issuer, or any Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer with respect to the Shares, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer with respect to the Issuer or a Transformative Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or a Transformative Transaction or (iii) any subsequent public announcement by an entity covered in (i) or (ii) of this sentence of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence, respectively (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded.

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Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (x) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (y) the word “shall” in the second line shall be replaced with “may” and the fifth and sixth lines shall be deleted in their entirety and replaced with the words “effect on the Transaction of such Announcement Event solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or the Transaction”, and (z) for the avoidance of doubt, the Calculation Agent may determine whether the relevant Announcement Event has had a material effect on the Transaction (and, if so, adjust the terms of the Transaction accordingly) on one or more occasions, whether within a commercially reasonable period of time prior to, or on or after the date of the Announcement Event up to, and including, the Valuation Date, any Early Termination Date and/or any other date of cancellation, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Valid Third Party Entity:	In respect of any transaction or event of the type described in the Announcement Event definition above, any third party (or any subsidiary, affiliate, agent or representative thereof) that has a bona fide intent to enter into or consummate the relevant transaction or event (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting:

Cancellation and Payment.

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re- traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

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Limitation on Certain Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to any Transaction as a result of a Potential Adjustment Event or an Extraordinary Event shall increase the Number of Shares for any Component (provided, for the avoidance of doubt, that such limitation shall not apply to adjustments as a result of events having a dilutive or concentrative effect on the Shares). Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation”, (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by JPMorgan on the Trade Date”, (iv) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (v) adding the words “, or holding, acquiring or disposing of any Hedge Position relating to” after the word “under” in clause (Y) thereof.

Insolvency Filing:	Applicable.

Increased Cost of Hedging:	Applicable.

Hedging Disruption:	Applicable; provided that, (i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two sentences at the end of such Section: “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and (ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Stock Borrow:	Applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

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	Loss of Stock Borrow:	Applicable.

	Maximum Stock Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

	Hedging Party:	JPMorgan or any of its Affiliates for all applicable Additional Disruption Events.

	Determining Party:	JPMorgan for all applicable Extraordinary Events and Additional Disruption Events.

Non-Reliance:

	Non-Reliance:	Applicable.

	Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

	Additional Acknowledgments:	Applicable.

Certain Defined Terms:

	Bankruptcy Code:	Title 11 of the United States Code, as amended.

	Exchange Act:	The Securities Exchange Act of 1934, as amended.

	Securities Act:	The Securities Act of 1933, as amended.

2.	ADDITIONAL TERMS.

(a)	Additional Termination Events. The following events shall constitute Additional Termination Events with respect to which all Transactions hereunder shall be Affected Transactions, Counterparty shall be the sole Affected Party and JPMorgan shall be the party entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement:

(i)	any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that, in JPMorgan’s commercially reasonable judgment, is reasonably likely to have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder, or that, based on the advice of internal or external counsel, calls into question the validity or binding effect of any agreement of Counterparty hereunder;

(ii)	one or more final judgments or orders for the payment of money is rendered against Counterparty which would have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder and such final judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

(iii)	the constitutive or organizational documents of Counterparty in effect as of the date hereof (the “Corporate Documents”) are amended at any time on or after the date hereof without prior written notice to JPMorgan or Counterparty fails to comply with the Corporate Documents and, in the commercially reasonable discretion of JPMorgan, such amendment or failure to comply would have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder; or

(iv)	Counterparty is or will be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(b)	Credit Support Documents.

JPMorgan:	Not applicable.

Counterparty:	Applicable. (i) The CSA and (ii) any Control Agreement to which Counterparty is a signatory shall each be a “Credit Support Document” for purposes of the Transaction.

(c)	Calculation Agent. JPMorgan; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to JPMorgan, Counterparty shall have the right to designate a nationally recognized, independent third-party dealer in corporate equity derivatives that is not an affiliate of either party to act as the substitute Calculation Agent. The fees and expenses (if any) of any such substitute Calculation Agent shall be borne by the parties in equal shares.

For the avoidance of doubt, the Calculation Agent shall act in good faith and in a commercially reasonable manner in respect of all determinations and calculations made by it hereunder regardless of whether or not explicitly stated herein in relation to any such determination or calculation. Following any calculation or adjustment by the Calculation Agent or the Determining Party hereunder, upon written request by Counterparty, the Calculation Agent or the Determining Party, as the case may be, will provide to Counterparty by email to the email address provided by Counterparty in such written request, within five Exchange Business Days, a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation or adjustment; provided that in no event will the Calculation Agent or the Determining Party, as the case may be, be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it.

(d)	Delivery of Posted Collateral; Documents. Counterparty agrees that with respect to any Transaction hereunder,

(i)	Counterparty shall, on or prior to the Trade Date, deliver to the Collateral Agent the collateral required to be delivered pursuant to the CSA.

(ii)	Counterparty shall deliver to JPMorgan, promptly following a request by JPMorgan, all documents it may reasonably request relating to the identity or existence of Counterparty, the authority of Counterparty with respect to the Agreement, this Master Confirmation, each Supplemental Confirmation, and any related Trade Notification (the “Transaction Documents”), enforceability and non-contravention of the Transaction Documents, and the validity and priority of the security interests granted to JPMorgan or the Collateral Agent hereunder, all in form and substance reasonably satisfactory to JPMorgan.

(e)	Amendment. The terms of Section 2(a) of the Agreement are amended by the addition of the following subclause (iv):

“(iv) In addition to the conditions precedent set forth in Section  2(a)(iii), if applicable, each obligation of each party under Section  2(a)(i) is subject to the condition precedent that no Additional Termination Event has occurred and is continuing with respect to which the other party is the sole Affected Party and with respect to which all outstanding Transactions are Affected Transactions.”

(f)	Additional Representations, Warranties and Agreements of Counterparty. Counterparty hereby represents and warrants to, and agrees with, JPMorgan with respect to each Transaction (which representations and warranties in the case of clause (x) below shall be deemed repeated by Counterparty at all times until the termination of such Transaction), that:

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(i)	Material Nonpublic Information. On the Trade Date and on each date on which Counterparty takes any action under or in connection with a Transaction, Counterparty is not aware of any material non-public information regarding the Issuer or the Shares.

(ii)	Eligible Contract Participant. Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (the “CEA”)) because it is a corporation, partnership, proprietorship, organization, trust or other entity and it has total assets in excess of $10,000,000.

(iii)	Legal Counsel. Counterparty has been represented and advised by Kirkland & Ellis LLP in connection with the review, negotiation and execution of this Master Confirmation and the related Supplemental Confirmation.

(iv)	Investment Company. Counterparty is not, and after giving effect to application of the Prepayment Amount under such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)	No Violation or Conflict. Without limiting any representation contained in Section 3(a)(iii) of the Agreement, Counterparty represents that the execution, delivery and performance of this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification and any other documentation relating to the Agreement to which it is a party do not (x) violate or conflict with any of the terms or provisions of any stockholders’ agreement, lockup agreement, registration rights agreement or co-sale agreement binding on Counterparty or affecting Counterparty or any of its assets or (y) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Counterparty. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Master Confirmation and any Transactions hereunder.

(vi)	Collateral.

(A)	Counterparty (1) owns and at all times prior to the release of the Posted Collateral pursuant to the terms of the CSA, will own all Posted Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than the Existing Transfer Restrictions, as defined in the CSA) and (2) is not a party to or otherwise bound by any agreement (other than the CSA or any Control Agreement referred to in Paragraph 9(v) of the CSA among Collateral Agent and its affiliates) that (x) restricts in any manner the rights of any present or future owner of the Posted Collateral with respect thereto or (y) provides any Person other than Counterparty, the Collateral Agent, JPMorgan or any securities intermediary through which any Posted Collateral is held (but, in the case of any such securities intermediary, only with respect to Posted Collateral held through it) with control with respect to any Posted Collateral.

(B)	Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of (1) the Posted Collateral or (2) any other assets of Counterparty is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, or create a security interest or other encumbrance of any kind on any Posted Collateral.

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(C)	All Posted Collateral consisting of securities and all financial assets underlying any Posted Collateral consisting of security entitlements at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and either (x) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (y) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within such meaning) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Posted Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable the Collateral Agent to maintain, for the benefit of JPMorgan, a valid and continuously perfected security interest in such Posted Collateral, in respect of which the Collateral Agent will have, for the benefit of JPMorgan, control, subject to no Lien. The Counterparty agrees to negotiate in good faith any such procedures or amendments.

(D)	Counterparty’s holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to the Initial Pledged Securities commenced at least 12 months prior to the Trade Date for the relevant Transaction. There is no Lien (other than the Security Interests) or any Transfer Restriction (other than the Existing Transfer Restrictions, as defined in the CSA) upon or with respect to the Posted Collateral, and Counterparty has not (y) sold or otherwise disposed of, or granted any option with respect to, any of the Posted Collateral or (z) entered into or consented to any agreement (other than, in the case of clause (I), this Master Confirmation) (I) that restricts in any manner the rights of any present or future owner of any Posted Collateral with respect thereto or (II) pursuant to which any person other than Counterparty, JPMorgan and any securities intermediary through whom any of the Posted Collateral is held (but in the case of any such securities intermediary only in respect of Posted Collateral held through it) has or will have control (as defined in the CSA) in respect of any Posted Collateral.

(E)	Counterparty has not performed and will not perform any acts that might prevent the Collateral Agent or any other Secured Party from enforcing any of the terms of the CSA or that might limit the Collateral Agent or Secured Party in any such enforcement.

(F)	Counterparty is organized as a company limited by shares, its name is as it appears on the signature page hereof and its Location is the British Virgin Islands. No other legal name has been used by Counterparty (and the jurisdiction in which each such name was used by Counterparty) in the preceding five years.

(vii)	Further Assurances. From time to time from and after the Trade Date through the Settlement Date for the final Component or the Cash Settlement Payment Date, as the case may be, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof, including (A) removing any legal impediment to the consummation of such transactions, and (B) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof.

(viii)	Notice. Counterparty shall, upon obtaining knowledge of the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default in respect of which it would be the Defaulting Party, a Termination Event in respect of which it would be an Affected Party, a Potential Adjustment Event or an Extraordinary Event (including without limitation an Additional Disruption Event), notify JPMorgan within one Scheduled Trading Day of the occurrence of obtaining such knowledge.

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(ix)	Share Sales. From the date three months prior to the Trade Date until the Valuation Date for the final Component or, if an Early Termination Event (as defined in the CSA) occurs, the date that JPMorgan, in its commercially reasonable discretion, notifies Counterparty in writing that sales of Shares are permissible, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act) has sold or will, without the written consent of JPMorgan, sell or hedge (through swaps, options, short sales or otherwise) any long position in, any Shares. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of Shares that JPMorgan (or an affiliate of JPMorgan) may effect in establishing any of JPMorgan’s Initial Hedge Positions. Except as provided herein, Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of Shares that JPMorgan (or an affiliate of JPMorgan) may effect in establishing any of JPMorgan’s Initial Hedge Positions. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

(x)	Bankruptcy Code Affiliate Status. Counterparty is not, shall not at any time become, and shall not take any action that with the passage of time or the satisfaction of conditions would or would reasonably be expected to cause it to become, an “affiliate” of the Issuer (as such term is defined in Section 101(2) of the Bankruptcy Code).

(xi)	Issuer Corporate Policy. None of the transactions contemplated herein will violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to Counterparty or its affiliates, including, but not limited to, the Issuer’s window period policy.

(xii)	Reporting. Counterparty is and, after giving effect to such Transaction, will be in compliance with its reporting obligations under Section 16 and Section 13 of the Exchange Act, and Counterparty will provide JPMorgan with a copy of any report filed thereunder in respect of such Transaction promptly upon filing thereof.

(xiii)	No Plan Assets. The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xiv)	No Registered Sales. Counterparty has not sold any Shares pursuant to an effective registration statement at any time during the 30 days prior to the Trade Date, and will not make any such sales of Shares at any time during the Initial Hedging Period or during the 30 days following the Hedge Completion Date. If Cash Settlement is applicable to a Transaction, at and around the time of settlement, Counterparty agrees not to sell any Shares through delivery of a prospectus without the prior consent of JPMorgan.

(xv)	Share Ownership. Counterparty owns (as such term is used in Rule 16c-4 under the Exchange Act) a number of Shares (including the Shares pledged to JPMorgan pursuant to Section 3 hereof), after subtracting the number of Shares to which any put equivalent positions (as defined in Rule 16a-1(h) under the Exchange Act) have been established or are maintained by Counterparty (other than any put equivalent position established as a result of such Transaction), at least equal to the Number of Transaction Shares.

(xvi)	Form 144 Filing. Counterparty shall file or cause to be filed, on the Trade Date of a Transaction and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to such Transaction contemplated hereby and shall provide JPMorgan (including through its counsel) with reasonable opportunity to review such Form prior to such filing.

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(g)	U.S. Private Placement Representations. Each of JPMorgan and Counterparty hereby represents and warrants to the other party as of the Trade Date of each Transaction that:

(i)	It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Transaction, and it is able to bear the economic risk of such Transaction.

(ii)	It is entering into such Transaction for its own account and not with a view to the distribution or resale of such Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(h)	Schedule Provisions. The Agreement is further supplemented by the following provisions:

(i)	Termination Provisions.

(A)	“Specified Entity” means with relation to JPMorgan and Counterparty: None.

(B)	The “Cross Default” provisions of Section 5(a)(vi) of the Agreement and the “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will apply to Counterparty only.

(C)	The “Automatic Early Termination” provision of Section 6(a) will not apply to JPMorgan and will not apply to Counterparty.

For purposes of such provisions:

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” means USD 250,000.

(ii)	Multiple Transaction Payment Netting shall apply for the purpose of Section 2(c) of the Agreement to all Transactions under this Master Confirmation.

(iii)	All information and documentation provided to JPMorgan pursuant to Sections 2(d), (f) and (g) of this Master Confirmation shall be covered by Counterparty’s representations pursuant to Section 3(d) of the Agreement.

(iv)	The Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law provisions to the extent application of such provisions would prefer the laws of another jurisdiction).

(v)	Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof, (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof, and (3) adding the following words at the end of (vi) “provided, that the parties agree that an electronic “delivery receipt” generated in connection with the dispatch of such e-mail shall constitute sufficient evidence of delivery of such notice,”.

(i)	Sale of Additional Shares. JPMorgan agrees with Counterparty that an affiliate of JPMorgan that is registered as a broker and a dealer with the Securities and Exchange Commission (the “SEC”) and is a “market maker” or a “block positioner,” as such terms are used in Rule 144 under the Securities Act, with respect to the Shares shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Transaction Shares minus the number of securities of such class sold in connection with JPMorgan’s Initial Hedge Position.

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(j)	Interpretive Letters. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute “binding commitments” (with respect to each Transaction with an Initial Hedging Period) and “Contracts” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hyatte of the staff of the SEC (the “Staff”) to which the Staff responded in an interpretative letter dated December 20, 1999 (the “1999 Interpretive Letter”) or “contracts” as described in the letter dated November 30, 2011 submitted by Robert T. Plesnarski and Glen A. Rae to Thomas Kim of the Staff to which the Staff responded in an interpretive letter dated December 1, 2011 (the “2011 Interpretive Letter” and, together with the 1999 Interpretive Letter, the “Interpretive Letters”).

(k)	No Scheme to Evade. Counterparty acknowledges and agrees that (I) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether JPMorgan effects any purchases or sales of Shares in connection with any Transaction (including without limitation during the Initial Hedging Period), (II) during the tenor of any Transaction, neither Counterparty nor any person acting on Counterparty’s behalf shall, directly or indirectly, communicate any material nonpublic information regarding the Issuer or the Shares for such Transaction to any employee of JPMorgan or its affiliates responsible for trading such Shares in connection with the transactions contemplated hereby, (III) Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (IV) Counterparty has not entered into or altered, and will not enter into or alter, any hedging transaction relating to the applicable Shares corresponding to or offsetting such Transaction. Any amendment, modification, waiver or termination of this Master Confirmation or the applicable Supplemental Confirmation shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty is aware of any material nonpublic information regarding the Issuer or the Shares.

3.	MISCELLANEOUS.

(a)	Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, JPMorgan may not take delivery of any Shares deliverable hereunder or exercise remedies as described in Paragraph 8 of the CSA in respect of Shares constituting Posted Collateral (any such delivery or exercise of remedies, a “Share Acquisition”) and Automatic Physical Settlement shall not apply to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed 8.5%, (ii) if JPMorgan determines that the Issuer is a “bank” or “bank holding company” within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”) or any related rules, regulations or regulatory interpretation, JPMorgan and its affiliates would directly or indirectly own or control, for purposes of the BHCA, in excess of 4.5% of the outstanding Shares; or (iii) the Share Amount would exceed the Applicable Share Limit. If any Share Acquisition hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligations in respect of such Share Acquisition shall not be extinguished and Counterparty shall fulfill such obligations as promptly as practicable after, but in no event later than one Scheduled Trading Day after, JPMorgan gives notice to Counterparty that, after such Share Acquisition, (I) the Section 16 Percentage would not exceed 8.5%, (II) JPMorgan and its affiliates would not directly or indirectly own or control, for purposes of the BHCA, in excess of 4.5% of the outstanding Shares and (III) the Share Amount would not exceed the Applicable Share Limit. “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that JPMorgan and any of its affiliates or any other person subject to aggregation with JPMorgan for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which JPMorgan is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Share Amount” as of any day is the number of Shares that JPMorgan and any person whose ownership position would be aggregated with that of JPMorgan (JPMorgan or any such person, a “JPMorgan Person”) under any law, rule, regulation or regulatory order or any organizational documents of the Issuer or any agreement to which Issuer is a party that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (x) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a JPMorgan Person, or would result in an adverse effect on a JPMorgan Person, under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

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(b)	Right to Extend. JPMorgan may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares with respect to one or more Components of any Transaction hereunder) if JPMorgan determines, in its commercially reasonable judgment, that such extension is reasonably necessary or appropriate to preserve JPMorgan’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable JPMorgan to effect purchases or sales of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to JPMorgan, consistently applied.

(c)	Amendments to the Equity Definitions. The following amendments shall be made to the Equity Definitions:

(i)	Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “an” and adding the following words at the end thereof “or options on such Shares”;

(ii)	Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “an”, and (y) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)	Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “an” and adding the following words at the end thereof “or options on such Shares”;

(iv)	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by inserting immediately prior to “(A),” “or the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA 2002 Master Agreement with respect to that Issuer.”;

(v)	Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (x) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (y) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vi)	Section 12.9(b)(v) of the Equity Definitions is hereby amended by (1) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (2) deleting subsection (C) in its entirety and deleting the word “or” immediately preceding subsection (C); (3) inserting after the phrase “If such notice is not given” in the third sentence thereof the words “or the Non-Hedging Party has not elected an alternative specified in clause (A) or (B) above”; (4) replacing in the penultimate sentence the words “either party” with “the Hedging Party”; and (5) deleting clause (X) and the words “or (Y)” in the final sentence.

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(d)	Indemnification. In addition to any remedies afforded JPMorgan in connection with any Transaction hereunder, under this Master Confirmation, any Supplemental Confirmation or any related Trade Notification, Counterparty agrees to indemnify and hold harmless JPMorgan, its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several (collectively, “Damages”), to which an Indemnified Person may become subject due to any breach of any covenant or representation made by Counterparty in the Agreement, this Master Confirmation, or any Supplemental Confirmation (or any claim, litigation, investigation or proceeding relating to any such breach), regardless of whether any of such Indemnified Person is a party thereto, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing; provided that Counterparty shall not have any liability to any Indemnified Person to the extent that such Damages are finally determined by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnified Person (and in such case, such Indemnified Person shall promptly return to Counterparty any amounts previously expended by Counterparty hereunder).

(e)	Transfer or Assignment. Counterparty may not transfer any of its rights or obligations under any Transaction hereunder without the prior written consent of JPMorgan. Notwithstanding any “transfer on death (TOD)” or similar designation on Counterparty’s account(s) with the J.P. Morgan Private Bank line of business, the parties agree that Transactions pursuant to this Master Confirmation shall not be automatically novated, assigned or otherwise transferred to any other party upon Counterparty’s death. JPMorgan may, without Counterparty’s consent, transfer or assign all or any part of its rights or obligations under any Transaction hereunder (A) to any affiliate of JPMorgan (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than JPMorgan’s credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by JPMorgan generally for similar transactions, by JPMorgan or JPMorgan Chase & Co., or (B) to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the greater of (1) the credit rating of JPMorgan at the time of the transfer and (2) A- by S&P Global Rating, and A3 by Moody’s Ratings, and, in the case of each of (A) and (B), certification by the transferee (and delivery of any supporting documentation reasonably requested by Counterparty in support thereof) that such transfer would not result in Counterparty paying more or receiving less than it would have in the absence of such transfer as a result of the application of Section 2(d) of the Agreement. If at any time at which (A) the Section 16 Percentage exceeds 8.5%, (B) the Forward Equity Percentage exceeds 14.5%, (C) if JPMorgan determines that the Issuer is a “bank” or “bank holding company” within the meaning of the BHCA or any related rules, regulations or regulatory interpretation, JPMorgan and its affiliates would directly or indirectly own or control, for purposes of the BHCA, in excess of 4.5% of the outstanding Shares or (D) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) (C) or (D), an “Excess Ownership Position”), JPMorgan is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction hereunder to a third party on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan and in a manner that JPMorgan determines in its sole discretion is in accordance with applicable law and interpretation (including without limitation the Interpretive Letters) such that no Excess Ownership Position exists, then JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion of such Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that JPMorgan so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to such Transaction and a Number of Transaction Shares equal to the number of Shares for the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. The “Forward Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the aggregate Number of Transaction Shares for all Transactions hereunder, and (B) the denominator of which is the number of Shares outstanding.

22

(f)	Designation by JPMorgan. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform JPMorgan’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance.

(g)	Non-confidentiality. JPMorgan and Counterparty agree that Counterparty and Counterparty’s employees, representatives, or other agents are authorized to disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any Transaction hereunder and all analyses that have been provided to Counterparty relating to such tax treatment and tax structure.

(h)	Securities Contract. The parties hereto intend that (i) JPMorgan be a financial institution within the meaning of Section 101(22) of the Bankruptcy Code, (ii) the Agreement and this Master Confirmation, together with any Supplemental Confirmations and any related Trade Notification, be a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, (iii) each and every transfer of funds, securities and other property under the Agreement and this Master Confirmation (and any Transaction hereunder) be a settlement payment or a margin payment and a transfer, as such terms are used in Section 546(e) of the Bankruptcy Code, (iv) the rights given to JPMorgan hereunder upon an Event of Default constitute a contractual right to cause the liquidation, termination or acceleration of a securities contract, a contractual right to offset or net out any termination value, payment amount or other transfer obligation and a contractual right under a security agreement or arrangement or other credit enhancement, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (v) JPMorgan be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(i)	Payments on Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of any Transaction hereunder or the determination of an amount owed following occurrence of an Extraordinary Event that results in the cancellation or termination of any Transaction hereunder pursuant to Article 12 of the Equity Definitions, if Counterparty would owe any amount to JPMorgan pursuant to Section 6(d)(ii) of the Agreement or any amount pursuant to Section 12.7 or 12.9 of the Equity Definitions (any such amount, a “Counterparty Payment Amount” and such event that would so result in Counterparty owing any such amount, a “Counterparty Payment Event”), then, except to the extent that JPMorgan proceeds to realize upon the Posted Collateral and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the Agreement (other than via a Self-Delivery as provided in Paragraph 3(c) and Paragraph 8(v) of the CSA), on the date on which any Counterparty Payment Amount is due, in lieu of any payment or delivery of such Counterparty Payment Amount, JPMorgan may elect, at its option, for Counterparty to deliver to JPMorgan a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event (“Converted Property”), a number or amount of such securities or property) with a value equal to the Counterparty Payment Amount, as determined by the Calculation Agent, in which case the provisions set forth in Paragraph 3(c) and Paragraph 8(v) of the CSA shall apply. Notwithstanding any provision of the Agreement, the Equity Definitions or this Master Confirmation to the contrary, in determining any amount payable upon the occurrence of an Early Termination Date or a cancellation or termination of the Transactions pursuant to Article 12 of the Equity Definitions, JPMorgan may specify that the party determining such amount shall use a risk bid price or a closing price, volume-weighted average price or other market price for the Shares determined by JPMorgan over a period reasonably determined by JPMorgan.

23

(j)	Qualified Financial Contract. The parties hereto acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, JPMorgan shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties hereto have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, JPMorgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty or Counterparty Entity, as the case may be; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” JPMorgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” (provided, however, that where Counterparty is a natural person, any reference inapplicable to natural persons, including but not limited to jurisdiction of incorporation or organizational documents, shall be disregarded). In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. For purposes of this paragraph, references to “this Agreement” also include any confirmation entered into between the parties prior to the date hereof and any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to JPMorgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(k)	Agreements regarding Supplemental Confirmations and Trade Notifications.

(i)	Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the related Supplemental Confirmation and the related Trade Notification for each Transaction hereunder, absent manifest error. Upon receipt of the related Supplemental Confirmation, Counterparty shall promptly execute and return such Supplemental Confirmation to JPMorgan; provided that Counterparty’s failure to so execute and return the Supplemental Confirmation shall not affect the binding nature of the Supplemental Confirmation, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of the Supplemental Confirmation.

(ii)	Counterparty and JPMorgan agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation, the Supplemental Confirmations thereto and any related Trade Notification form a single agreement between Counterparty and JPMorgan, and JPMorgan would not otherwise enter into such Transactions, (B) this Master Confirmation, together with each Supplemental Confirmation and any related Trade Notification, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (C) the Supplemental Confirmation and any related Trade Notification, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

24

(iii)	Counterparty and JPMorgan further agree and acknowledge that this Master Confirmation together with the Supplemental Confirmations thereto and any related Trade Notifications thereto constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the UCC.

(l)	New York Branch. JPMorgan is entering into the Agreement and this Master Confirmation, each Supplemental Confirmation and the related Trade Notification through its New York branch. Notwithstanding the foregoing, JPMorgan represents to Counterparty that the obligations of JPMorgan are the same as if it had entered into the Agreement and this Master Confirmation, each Supplemental Confirmation and such Trade Notification through its head or home office in Ohio.

(m)	Amendment or Waiver. Any provision of this Master Confirmation may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(n)	Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO EACH TRANSACTION HEREUNDER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

(o)	Choice of Law. This Master Confirmation shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine to the extent application of such provisions would prefer the laws of another jurisdiction); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of JPMorgan shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Collateral Agent’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(p)	Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees, in respect of each Transaction hereunder, that:

(i)	At any time on and prior to the Valuation Date for the final Component, JPMorgan and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative transactions in order to adjust its hedge position with respect to such Transaction;

(ii)	JPMorgan and its affiliates also may be active in the market for Shares or other securities or options or futures contracts or swaps or other derivative transactions relating to the Shares other than in connection with hedging activities in relation to such Transaction;

(iii)	JPMorgan shall make its own determination as to whether, when or in what manner any hedging or market activities in relation to such Transaction shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to such Transaction; and

25

(iv)	Any market activities of JPMorgan and its affiliates with respect to such Transaction may affect the market price and volatility of Shares, as well as the Settlement Price, each in a manner that may be adverse to Counterparty.

(q)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication or electronic mail.

(i)	Notices to Counterparty shall be directed as follows:

To:	Springtide Creek Ltd
80 Main Street
Tortola, VG1110
British Virgin Islands
E-mail: [_____]

With a copy to:

Hut 8 Corp.
777 Brickell Ave, Suite 200
Miami, FL 33131
Attention: [_____]
[_____]

(ii)	Address for notices or communications to JPMorgan:

To:	JPMorgan Chase Bank, National Association
270 Park Avenue, Floor 5
New York, New York 10017
Strategic Equity Solutions
Email:	[_____]

With a copy to:

To:	Private Banking Group
Email:	[_____]

(iii)	Notices to the Collateral Agent shall be directed to it at:

To:	JPMorgan Chase Bank, National Association
Address:	277 Park Avenue, Floor 18
New York, New York 10172-0003
Attention:	[_____]
Telephone No.:	[_____]

(r)	Account for payments to JPMorgan. To be separately advised.

(s)	Service of Process. Counterparty shall within 5 Business Days appoint as its process agent in New York City a process agent reasonably acceptable to JPMorgan. Counterparty agrees that service of process upon such agent shall be deemed in every respect effective service of process upon Counterparty in any such suit, action or proceeding. If for any reason such agent shall cease to be such agent for service of process, Counterparty shall forthwith appoint a new agent of recognized standing and reasonably acceptable to JPMorgan for service of process and deliver to JPMorgan a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of JPMorgan to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Counterparty in any other court of competent jurisdiction.

26

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and return it to us.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Mehul R.C. Parekh
Name: Mehul R.C. Parekh
Title: Authorised Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Mehul R.C. Parekh
Name: Mehul R.C. Parekh
Title: Authorised Signatory

[Signature Page to Master Confirmation]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and return it to us.

Confirmed as of the date first above written:

SPRINGTIDE CREEK LTD

/s/ Michael Ho

[Signature Page to Master Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

[Date]

Springtide Creek Ltd

Re:	Prepaid Variable Share Forward Transaction

The purpose of this communication is to set forth certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This confirmation is a Supplemental Confirmation within the meaning of the Master Confirmation for forward transactions dated as of September 29, 2026 as amended and supplemented from time to time (the “Master Confirmation”), among Springtide Creek Ltd (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”) and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Supplemental Confirmation relates shall be as follows:

Trade Date:	[•].

Number of Components:	[•].

[Initial Share Price:	USD [•].][1]

[Cutoff Date:	[•].][2]

Number of Transaction Shares:	[•].

[Prepayment Amount:	USD [•]][3]

Prepayment Date:	[•].[4]

Prepayment Percentage:	[•]%.

Forward Floor Percentage:	[•]%.

[Forward Cap Percentage:	[•]%.][5]

[Forward Floor Price:	USD [•].

[Forward Cap Price:	USD [•]][6].][7]

[1]	Insert if the Initial Hedging Period is not applicable.
[2]	Insert if the Initial Hedging Period is applicable.
[3]	Insert if Initial Hedging Period is not applicable.
[4]	Insert if Initial Hedging Period is not applicable.
[5]	Remove “Forward Cap Percentage” if “put only” PRISM.
[6]	Insert if the Initial Hedging Period is not applicable.
[7]	Remove “Forward Cap Price” if “put only” PRISM.

Exhibit A-1

Initial Stock Loan Rate:	[•] basis points per annum.

Maximum Stock Loan Rate:	[•] basis points per annum.

Collateral Account:	[•].

Office (in respect of JPMorgan):	New York.

[Components:	For each Component of the Transaction, the Number of Shares and Scheduled Valuation Date are set forth in Schedule I to this Supplemental Confirmation.][8]

Dividend Flowthrough:	[Applicable] [Not Applicable][9]

[Dividend Period:	As set forth below:

Dividend Period Start Date	Dividend Period End Date	Ordinary Dividend Amount
Trade Date	[Insert Date]	USD [•]
[Insert Date]	[Insert Date]	USD [•]
[Insert Date]	Valuation Date	USD [•]

]10

[8]	Insert if the Initial Hedging Period is applicable.
[9]	Insert if Dividend Flowthrough is applicable.
[10]	Insert Dividend Period and table if Dividend Flowthrough is applicable.

Exhibit A-2

Schedule I

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are set forth below:

Component Number	Number of Shares	Scheduled Valuation Date
1.		[ ], 20__
2.		[ ], 20__
3.		[ ], 20__
4.		[ ], 20__
5.		[ ], 20__
6.		[ ], 20__
7.		[ ], 20__
8.		[ ], 20__
9.		[ ], 20__
10.		[ ], 20__
11.		[ ], 20__
12.		[ ], 20__
13.		[ ], 20__
14.		[ ], 20__
15.		[ ], 20__
16.		[ ], 20__
17.		[ ], 20__
18.		[ ], 20__
19.		[ ], 20__
20.		[ ], 20__
21.		[ ], 20__
22.		[ ], 20__
23.		[ ], 20__
24.		[ ], 20__
25.		[ ], 20__
26.		[ ], 20__
27.		[ ], 20__
28.		[ ], 20__
29.		[ ], 20__
30.		[ ], 20__
31.		[ ], 20__
32.		[ ], 20__
33.		[ ], 20__
34.		[ ], 20__
35.		[ ], 20__
36.		[ ], 20__
37.		[ ], 20__
38.		[ ], 20__
39.		[ ], 20__
40.		[ ], 20__

Exhibit A-3

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between JPMorgan and Counterparty with respect to the particular Transaction to which this Supplemental Confirmation relates and return it to us.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged and Confirmed:

SPRINGTIDE CREEK LTD

Exhibit A-4

EXHIBIT B

FORM OF TRADE NOTIFICATION

[Date]

Springtide Creek Ltd

Re:	Prepaid Variable Share Forward Transaction

Transaction Ref:	[•].

The purpose of this communication is to confirm certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This communication is a Trade Notification within the meaning of the Master Confirmation for a prepaid variable share forward transaction dated as of September 29, 2026 as amended and supplemented from time to time (the “Master Confirmation”), among Springtide Creek Ltd (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”) and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Trade Notification relates shall be as follows:

Trade Date:	[•].

[Hedge Completion Date:	[•].][11]

[Number of Transaction Shares:	[•].]

Initial Share Price:	USD [•].

Prepayment Amount:	USD [•].

Prepayment Date:	[•].

Forward Floor Price:	USD [•].

[Forward Cap Price:	USD [•]].[12]

Components:	For each Component of the Transaction, the Number of Shares and Scheduled Valuation Date are set forth in Schedule I to this Trade Notification.

Collateral Account:	[•].

Office (in respect of JPMorgan):	New York.

[11]	Insert if Initial Hedging Period is applicable.
[12]	Remove “Forward Cap Price” if “put only” PRISM.

Exhibit B-1

Schedule I

Component Number	Number of Shares	Scheduled Valuation Date
1.		[ ], 20__
2.		[ ], 20__
3.		[ ], 20__
4.		[ ], 20__
5.		[ ], 20__
6.		[ ], 20__
7.		[ ], 20__
8.		[ ], 20__
9.		[ ], 20__
10.		[ ], 20__
11.		[ ], 20__
12.		[ ], 20__
13.		[ ], 20__
14.		[ ], 20__
15.		[ ], 20__
16.		[ ], 20__
17.		[ ], 20__
18.		[ ], 20__
19.		[ ], 20__
20.		[ ], 20__
21.		[ ], 20__
22.		[ ], 20__
23.		[ ], 20__
24.		[ ], 20__
25.		[ ], 20__
26.		[ ], 20__
27.		[ ], 20__
28.		[ ], 20__
29.		[ ], 20__
30.		[ ], 20__
31.		[ ], 20__
32.		[ ], 20__
33.		[ ], 20__
34.		[ ], 20__
35.		[ ], 20__
36.		[ ], 20__
37.		[ ], 20__
38.		[ ], 20__
39.		[ ], 20__
40.		[ ], 20__

Exhibit B-2

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between JPMorgan and Counterparty with respect to the particular Transaction to which this Trade Notification relates and return it to us.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit B-3

EXHIBIT C

FORM OF CERTIFICATE FOR ADDITIONAL COLLATERAL

The undersigned, an Authorized Officer of (“Counterparty”), hereby certifies, pursuant to Paragraph 3(a) of the Credit Support Annex (the “CSA”), to the Master Confirmation, each dated as of September 29, 2026 among Counterparty, JPMorgan Chase Bank, National Association (“JPMorgan”) and JPMorgan Chase Bank, National Association, as Collateral Agent (the “Collateral Agent”) (the “Master Confirmation”; terms defined in the Master Confirmation being used herein as defined therein) with respect to the Transaction with Reference Number [•] (the “Transaction”), that:

1.             Counterparty is delivering, or causing to be delivered in accordance with Paragraph 3(a) of the CSA, the following securities (or security entitlements in respect thereof) to the Collateral Agent to be held by the Collateral Agent as additional Posted Collateral (the “Additional Collateral”):

2.             Counterparty hereby represents and warrants to the Collateral Agent that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in Section  2(f)(vi) of the Master Confirmation are true and correct with respect to the Additional Collateral on and as of the date hereof.

This Certificate may be relied upon by JPMorgan as fully and to the same extent as if this Certificate had been specifically addressed to JPMorgan.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [•] day of [•].

SPRINGTIDE CREEK LTD

Exhibit C-1

SCHEDULE A

Paragraph 13.

(i)            Paragraph 1(b) of the Annex shall be deleted in its entirety and replaced with the following:

“(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to the Collateral Agent, on behalf of itself and as agent of and for the benefit of JPMorgan, and all corresponding references to the “Pledgor” will be to the Counterparty.”

(ii)            Paragraph 2 of the Annex shall be deleted in its entirety and replaced with the following:

“Paragraph 2. Security Interest

The Pledgor, hereby pledges and assigns to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or existing or hereafter acquired or arising and regardless of where located: (A) all Posted Collateral Transferred to or received by the Secured Party hereunder and any Posted Collateral identified in any certificate delivered by Counterparty pursuant to, and to the extent required by, Paragraph 3 hereof, (B) all additions to such Posted Collateral (including without limitation any securities, instruments or other property delivered or pledged pursuant to Paragraph 3 and/or Paragraph 11(h)) (any such additions, the “Additions”), (C) all income, proceeds (as defined in the UCC) and collections received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with the Posted Collateral or the Additions and (D) the Collateral Account and all securities or other financial assets and other funds, property or assets from time to time held therein or credited thereto and all securities entitlements in respect thereof.

The Security Interests are granted as security only and shall not subject the Secured Party or JPMorgan to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Posted Collateral or any transaction in connection therewith.”

(iii)            Paragraph 3 of the Annex shall be deleted in its entirety and replaced with the following:

“Paragraph 3. Credit Support Obligations

(a) Delivery Amount. On or prior to the Trade Date, Pledgor shall post, pledge and deposit with or deliver to the Secured Party, as collateral for its obligations under the Agreement and the Master Confirmation, the aggregate of all Independent Amounts applicable to the Pledgor, in form and substance reasonably satisfactory to the Secured Party. Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Eligible Collateral to the Secured Party as necessary to cause such requirement to be met.

Pledgor may pledge hereunder additional Eligible Collateral at any time by Transferring such Eligible Collateral to Secured Party. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor substantially in the form of Exhibit C to the Master Confirmation and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Paragraph 9 hereof are true and correct with respect to such Eligible Collateral on and as of the date thereof.

(b)	Return Amount.

(i) If on any Scheduled Trading Day, Secured Party determines that no Early Termination Event or failure by Pledgor to meet any of Pledgor’s obligations under Paragraph 3 has occurred and is continuing, upon a request made by the Pledgor via delivery of a written notice from an Authorized Officer of Pledgor indicating the items of Posted Collateral to be released, Secured Party will Transfer to the Pledgor Posted Collateral specified by the Pledgor in that demand, so long as, after such release, no Collateral Event of Default shall have occurred; provided, however, that the Collateral Agent shall not agree to any requested release of Posted Collateral if JPMorgan determines that such release would not be compliant with applicable law and interpretation (including, without limitation, the Interpretive Letters).

(ii) In the event that a Transaction has an Initial Hedging Period, on or promptly after the Hedge Completion Date with respect thereto, if the Number of Transaction Shares as specified in the related Trade Notification is less than the Initial Pledged Securities, the Secured Party shall release to Pledgor the excess (if any) of (x) the Initial Pledged Securities held by the Secured Party as Posted Collateral hereunder over (y) the Number of Transaction Shares.

(c)	Self-Delivery.

(i) If Physical Settlement applies, for each Component of a Transaction, unless (i) by 10:00 a.m., New York City time, on the relevant Settlement Date, Pledgor shall have otherwise effected delivery of the Number of Shares to be Delivered, and (ii) the Posted Collateral then held by or on behalf of Secured Party does not include Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of Secured Party, Shares with respect to which such representations and agreements are not true or satisfied), then the delivery provided by Section 9.2 of the Equity Definitions shall be effected, in whole or in part, as the case may be, by delivery on the relevant Settlement Date by the Secured Party to an affiliate of JPMorgan designated by JPMorgan of a number of Shares then held as Posted Collateral hereunder by or on behalf of Secured Party, not to exceed the Number of Shares to be Delivered for such Component. Upon any such delivery, JPMorgan shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Pledgor).

(ii) If, by 10:00 a.m., New York City time, on the date Counterparty owes any Payment Obligation in respect of Extraordinary Dividends under Section 1 of the Master Confirmation, Counterparty has not otherwise satisfied such obligation, and at such time or any later time on such date prior to satisfaction of such obligation, the Posted Collateral then held hereunder by or on behalf of the Secured Party includes all or any part of the cash required to be so paid, then the payment required pursuant to the preceding paragraph shall be effected, in whole or in part, as the case may be, by delivery by the Secured Party to JPMorgan of an amount of cash equal to the amount thereof so required to be paid.”

(iv)	Paragraph 4 of the Annex shall be deleted in its entirety.

(v)	Paragraph 5 of the Annex shall be deleted in its entirety.

(vi)	Paragraph 6(b) of the Annex shall be deleted in its entirety.

(vii)	Paragraph 6(c) of the Annex shall be deleted in its entirety and replaced with the following:

(c) Use of Posted Collateral. No Right to Rehypothecate Securities. So long as no Early Termination Event has occurred, the Secured Party shall not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, any Posted Collateral.

(viii)	Paragraph 6(d) of the Annex shall be deleted in its entirety.

(ix)	Paragraph 7 of the Annex shall be deleted in its entirety and replaced with the following:

“Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to Pledgor if:

(i) a Collateral Event of Default occurs in respect of Pledgor; or

(ii) Pledgor fails to comply with or perform any agreement or obligation other than those specified in Paragraph 7(i) and that failure continues for five days after notice of that failure is given to that party.

If on any Scheduled Trading Day the Secured Party determines that an Event of Default described in this Paragraph 7 shall have occurred, the Secured Party shall promptly notify Pledgor of such determination.”

(x)	Paragraph 8 of the Annex is hereby modified by (a) deleting all references to clause 8(b) therein and replacing clause 8(b) with “Reserved.”, and (b) deleting the “and” at the end of clause (a)(iii) thereof, inserting “and” at the end of clause (a)(iv) and inserting the following new clause (v):

“(v) except as may be required by mandatory provisions of law, Secured Party may, if a Counterparty Payment Event (as defined in Section 3(i) of the Master Confirmation) occurs: (A) deliver all Posted Collateral consisting of Shares or Converted Property (as defined in Section 3(i) of the Master Confirmation), but not in excess of the number thereof that Counterparty is obligated to deliver pursuant to Section 3(i) of the Master Confirmation, to an affiliate of JPMorgan designated by JPMorgan on the date such Shares are required to be delivered hereunder in satisfaction of Counterparty’s obligations to deliver Shares under such Section 3(i) (such delivery, a “Self-Delivery”), whereupon such affiliate shall hold such Shares absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (B) if such Self-Delivery shall be insufficient to satisfy in full all of the obligations of Counterparty under the Agreement or the Master Confirmation, sell all of the remaining Posted Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Counterparty under the Agreement or the Master Confirmation.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

Pledgor recognizes that Secured Party and/or JPMorgan may choose or be required under applicable law to effect a sale of all or a part of the Posted Collateral by means of one or more private sales, and that the purchasers in such private sales may be obliged to agree, among other things, to acquire such Posted Collateral for their own account and not with a view to the distribution or resale thereof except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Posted Collateral were sold at public sales, and that Secured Party has no obligation to delay sale of any such Posted Collateral for the period of time necessary to permit a public sale thereof, including without limitation to allow the issuer of such Posted Collateral, even if such issuer would agree, to register such Posted Collateral for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

Pledgor hereby (i) acknowledges that selling or otherwise disposing of Posted Collateral consisting of Shares in accordance with the restrictions set forth in Section 3(a) and the other provisions of the Master Confirmation may result in prices and terms less favorable to the Secured Party than those that could be obtained by selling or otherwise disposing of any such Shares at one time in a single transaction and (ii) agrees and acknowledges that no method of sale or other disposition of the available portion of any such Shares shall be deemed commercially unreasonable because of any action taken or not taken by the Secured Party to comply with such restrictions. For the avoidance of doubt, the inability of the Secured Party to acquire, receive or exercise rights with respect to Posted Collateral consisting of Shares at any time as a result of Section 3(a) of the Master Confirmation shall not preclude the Secured Party from taking such action at a later time when such inability no longer exists. Notwithstanding any provision of the Master Confirmation to the contrary, the Secured Party shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Posted Collateral consisting of Shares that the Secured Party is not entitled to exercise any other remedies in respect of at any time until such time as the Secured Party is permitted to exercise such remedies in respect thereof pursuant to the limitations set forth in Section 3(a) of the Master Confirmation.”

(xi)           The following first clause of Paragraph 9 is substituted for the clause set forth below.

“Paragraph 9. Representations

The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:”

(xii)	Paragraph 9 of the Annex is hereby modified by deleting the “and” at the end of clause (iii) thereof, inserting “and” at the end of clause (iv) and inserting the following new clause (v):“(v) at any time that Pledgor posts Eligible Collateral in respect of any Transaction, it shall make to Secured Party the representations and agreements contained in Section 9.11 of the 2002 ISDA Equity Derivatives Definitions, as if such posting constitutes a delivery of Shares under a Transaction within the meaning of such definitions.

Pledgor covenants to the Secured Party that:

(a) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (A) create, preserve, perfect, substantiate or validate any Security Interest granted pursuant hereto, (B) create or maintain control with respect to any such Security Interest in any investment property and/or (C) enable the Secured Party to exercise and enforce its rights and the rights of JPMorgan hereunder with respect to such Security Interest. Pledgor hereby authorizes Secured Party to file such financing statements, naming Pledgor as debtor and providing such description of the Posted Collateral, as Secured Party deems necessary or advisable.

(b) Pledgor shall warrant and defend Pledgor’s title to the Posted Collateral, subject to the rights of Secured Party, against the claims and demands of all Persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Posted Collateral.

(c) Pledgor agrees that Pledgor shall not change any of (A) Pledgor’s name or (B) Pledgor’s location, unless in any such case (x) Pledgor shall have given Secured Party not less than 30 days’ prior notice thereof and (y) such change shall not cause any of the Security Interests hereunder to become unperfected, cause Secured Party to cease to have control in respect of any of its Security Interest in any Posted Collateral consisting of investment property or subject any Posted Collateral to any other Lien.

(d) Pledgor agrees that Pledgor shall not (A) create or permit to exist any Lien (other than the Security Interest) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Posted Credit Support, (B) sell or otherwise dispose of, or grant any option with respect to, any of the Posted Credit Support, (C) enter into or consent to (x) any agreement (other than the Master Confirmation) that restricts in any manner the rights of any present or future owner of any Posted Collateral with respect thereto or (y) any agreement (other than any Control Agreement) pursuant to which any Person other than Pledgor, JPMorgan, Secured Party and any securities intermediary through which any of the Posted Collateral is held (but, in the case of any such securities intermediary, only in respect of Posted Collateral held through it) has or will have control in respect of any Posted Collateral or (D) make any transfer or withdrawal of Posted Collateral from the Collateral Account except pursuant to, and in accordance with, Paragraph 3(b) hereof, in each case prior to termination of the Security Interests pursuant to Paragraph 8(d) hereof. Pledgor hereby consents to, and agrees to be bound by, any Control Agreement, including without limitation the agreement of any securities intermediary to comply with entitlement orders of the Secured Party pursuant thereto. Any securities intermediary that executes a Control Agreement and its successors and assigns shall be entitled to rely on the consent and agreement of Pledgor in this clause (v) as if such consent had been given directly to, and such agreement had been made directly with, such securities intermediary.”

(xiii)         Paragraph 10(a) of the Annex shall be deleted in its entirety and replaced with the following:

“(a) General. Pledgor will pay all reasonable costs and expenses of Secured Party in connection with this Annex.

(xiv)         Paragraph 10 of the Annex is hereby modified to include the following clause (d).

“(d) Other Amounts. Pledgor agrees that it shall forthwith upon demand pay to Secured Party:

(1) the amount of any taxes that Secured Party and/or JPMorgan may have been required to pay by reason of the Security Interest or to free any of the Posted Collateral from any Lien thereon, and

(2) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party or JPMorgan may incur in connection with (1) the enforcement under Paragraph 8 hereof, including such expenses as are incurred to preserve the value of the Posted Collateral and the validity, perfection, rank and value of the Security Interest, (2) the collection, sale or other disposition of any of the Posted Collateral, (3) the exercise by Secured Party of any of the rights conferred upon it hereunder or (4) any Early Termination Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by JPMorgan as its prime rate.”

(xv)	Paragraph 11(a) is hereby deleted in its entirety.

(xvi)	Paragraph 11(b) is hereby deleted in its entirety.

(xvii)	Paragraph 11(c) of the Annex is hereby modified by the addition of the below at the end thereof:

“The Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Posted Collateral that is registered in the name of Pledgor or Pledgor’s nominee to be transferred of record into the name of the Secured Party or Secured Party’s nominee. Pledgor shall promptly give to the Secured Party copies of any notices or other communications received by Pledgor with respect to Posted Collateral that is registered, or held through a securities intermediary, in the name of Pledgor or Pledgor’s nominee and the Secured Party shall promptly give to Pledgor copies of notices and communications received by the Secured Party with respect to Posted Collateral that is registered, or held through a securities intermediary, in the name of the Secured Party or its nominee; provided that (A) the Secured Party shall only be required to deliver such notices or other communications as have actually been received by it in respect of the Posted Collateral and (B) the Secured Party shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of such notices or other communications; provided, further, that proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Posted Collateral that is registered, or held through a securities intermediary, in the name of the Secured Party or its nominee shall be subject to Paragraph 11(h)(iii) hereof and shall not be subject to this Paragraph 11(c). Except as specifically set forth herein, the Secured Party shall have no further obligation to ascertain, or to notify Pledgor of, the occurrence of any events or actions concerning Posted Collateral that is registered, or held through a securities intermediary, in the name of the Secured Party or its nominee and the Secured Party shall not be deemed to assume any such further obligation as a result of its establishment of any internal procedures with respect to any securities in its possession. For the avoidance of doubt, and subject to Paragraph 11(h) below, the procedures for voting by Counterparty of security entitlements in respect of Shares credited to the Collateral Account shall be governed by any account agreements between JPMorgan or its affiliates and Counterparty.”

(xviii)      The Annex is hereby amended by the addition of the below Paragraph 11(g):

“(g) Power of Attorney. Pledgor hereby irrevocably appoints the Secured Party as Pledgor’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Pledgor, the Secured Party or JPMorgan or otherwise, for the sole use and benefit of the Secured Party and JPMorgan, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Early Termination Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Posted Collateral:

(A) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(B) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(C) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in, and

(D) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Secured Party shall give Pledgor not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Posted Collateral, except any Posted Collateral that threatens to decline speedily in value, including without limitation equity securities, or is of a type customarily sold on a recognized market. The Secured Party and Pledgor agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. If so requested by the Secured Party, by JPMorgan or by any buyer of the Posted Collateral or a portion thereof, Pledgor shall further ratify and confirm any action taken pursuant to such power of attorney by executing and delivering to the Secured Party, to JPMorgan or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

The parties hereto expressly agree that all rights, assets and property at any time held or credited as Posted Collateral hereunder shall be treated as financial assets (as defined in Section 8-102 of the UCC). To the extent that the Secured Party acts in the capacity of securities intermediary in respect of any of the Posted Collateral hereunder, it hereby agrees, in such capacity, to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Secured Party or JPMorgan relating to such Posted Collateral without further consent by Pledgor or any other person. Pledgor consents to the foregoing agreement by the Secured Party in its capacity as securities intermediary.

As to Posted Collateral located in any jurisdiction other than the State of New York, the Secured Party on behalf of JPMorgan shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) with respect to the Secured Party, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York. As permitted by Article 4 of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto expressly agree that the law of the State of New York shall govern the account in which any Collateral is held at the Collateral Agent and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any account agreement governing the account in which any Collateral is held at the Collateral Agent.

(xix)	The Annex is hereby amended by the addition of the below Paragraph 11(h):

(h)	Income and Voting Rights.

(i) The Secured Party shall have the right to receive and retain in the Collateral Account all proceeds of the Posted Collateral (including, without limitation, any and all income, payments, dividends or distributions of whatever kind of character, whether in cash or other rights or property, at any time or from time to time made, owing or payable on account of any Posted Collateral) as additional Posted Collateral, and Pledgor shall take all such action as the Secured Party shall deem necessary or appropriate to give effect to such right.

(ii) Unless an Early Termination Event shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Posted Collateral, provided that Pledgor shall not vote the Posted Collateral or give consents, waivers or ratifications in connection with the Posted Collateral that is intended to impair the value of the Posted Collateral and/or the Secured Party’s rights under the Master Confirmation or diminish its control over the Posted Collateral, and the Secured Party shall, upon receiving a written request from Pledgor accompanied by a certificate of Pledgor stating that no Early Termination Event shall have occurred and be continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Posted Collateral that is registered, or held through a securities intermediary, in the name of the Secured Party or its nominee as shall be specified in such request and shall be in form and substance satisfactory to the Secured Party; provided, however, that (A) the Secured Party shall only be required to deliver such proxies, powers of attorneys, consents, ratifications and waivers as have actually been received by it in respect of the Posted Collateral and (B) the Secured Party shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of the relevant documents and the written request.

(iii) If an Early Termination Event shall have occurred and be continuing, the Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Posted Collateral with the same force and effect as if the Secured Party were the absolute and sole owner thereof.

(xx)	The Annex is hereby amended by the addition of the below Paragraph 11(i):

(i)	The Collateral Agent.

(i) JPMorgan hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Annex as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

(ii) The obligations of the Collateral Agent hereunder are only those expressly set forth in this Annex.

(iii) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(iv) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Annex (A) with the consent or at the request of JPMorgan or (B) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

(v) Counterparty shall indemnify the Collateral Agent against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Annex or any action taken or omitted by the Collateral Agent under this Annex.

(vi) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Posted Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of all Posted Collateral if such Posted Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Posted Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).

(vii) Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of JPMorgan, be and become a successor Collateral Agent hereunder and vested with all of the title to the Posted Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(xxi)	The reference to “clause (b)” in the definition of “Local Business Day” in Paragraph 12 of the Annex shall be replaced by “clause (c)”.

(xxii)	The definition of “Transfer” in Paragraph 12 of the Annex is hereby modified by deleting clause (ii) through (iv) and replacing them with the following:

“(ii) in the case of certificated securities registered in the name of Pledgor, by delivery of certificates representing such securities to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the Secured Party and the crediting of such securities to the Collateral Account;

(iii) in the case of uncertificated securities registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Secured Party or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions;

(iv) in the case of securities in respect of which security entitlements are held by Pledgor through a securities intermediary other than the Secured Party, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Secured Party or Pledgor at such securities intermediary or, at the option of the Secured Party, at another securities intermediary satisfactory to the Secured Party and, if such securities account is an account of Pledgor, the execution by such securities intermediary, Pledgor and the Secured Party of a Control Agreement in form and substance satisfactory to the Secured Party; and

(v) in the case of securities in respect of which security entitlements are held by Pledgor through the Secured Party as Pledgor’s securities intermediary (including securities in respect of which securities entitlements are held by Pledgor through the Collateral Account), by the grant of the Security Interest hereunder.”

(xxiii)	The definition of “Pledgor” in Paragraph 12 of the Annex is hereby deleted and replaced with the following:

“'Pledgor' means Counterparty.”

(xxiv)	The definition of “Secured Party” in Paragraph 12 of the Annex is hereby deleted and replaced with the following:

“'Secured Party' means Collateral Agent, on behalf of itself and as agent of and for the benefit of JPMorgan.”

(xxv)	Paragraph 12 of the Annex is hereby modified to delete the definitions of “Credit Support Amount,” “Delivery Amount,” “Disputing Party,” “Exposure,” “Interest Amount,” “Interest Period,” “Interest Rate,” “Minimum Transfer Amount,” “Notification Time,” “Recalculation Date,” “Return Amount,” “Substitute Credit Support,” “Substitute Date,” “Threshold,” “Valuation Agent,” “Valuation Date,” “Valuation Percentage,” “Valuation Time,” and “Value” in their entirety.

(xxvi)	Paragraph 12 of the Annex is hereby modified to include the following definitions in the appropriate alphabetical order.

(a)	“Additions” has the meaning given to such term in Paragraph 2 of this Annex.

(b)           “Authorized Officer” of Counterparty means any officer as to whom Counterparty shall have delivered notice to the Secured Party that such officer is authorized to act hereunder on behalf of Counterparty.

(c)           “Collateral Account” shall mean the securities account specified as such in a Supplemental Confirmation or Trade Notification, and shall include all accounts or subaccounts (including deposit accounts) related thereto, and all deposits, stocks, securities, bonds, instruments and other property credited thereto or carried therein.

(d)           “Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Posted Collateral to include, as Eligible Collateral for each Transaction hereunder, at least a number of Shares equal to the Number of Transaction Shares or (B) failure at any time of the Security Interest to constitute valid and perfected security interest in all of the Posted Collateral, subject to no prior or equal Lien, and, with respect to any Posted Collateral consisting of securities or security entitlements, as to which the Secured Party has control, or, in each case, assertion of such by Pledgor in writing.

(e)            “Control Agreement” means a securities account control agreement or other similar agreement executed by a securities intermediary, including without limitation any master securities control agreement among the Secured Party and any of its affiliates, as amended from time to time, pursuant to which such securities intermediary agrees to comply with entitlement orders originated by the Secured Party with respect to the Posted Collateral without further consent by Counterparty.

(f)            “DTC” means The Depositary Trust Company, a New York corporation, or its successor.

(g)           “Early Termination Event” means an Event of Default or Potential Event of Default with respect to which Counterparty is the Defaulting Party or any Termination Event with respect to which Counterparty is an Affected Party or an Extraordinary Event that results in the obligation of Counterparty to pay an amount pursuant to Article 12 of the Equity Definitions.

(h)           “Eligible Collateral” means Shares; provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions, other than the Existing Transfer Restrictions.

(i)             “Existing Transfer Restrictions” means Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty may be an “affiliate” of the Issuer (as such term is defined in Rule 144 under the Securities Act) and such securities are “restricted securities” (as such term is defined in Rule 144) that have a holding period (calculated in accordance with Rule 144(d)) commencing on or prior to November 30, 2023.

(j)             “Independent Amount” means, with respect to Secured Party, none, and with respect to Pledgor, a number of Shares equal to the Number of Transaction Shares (the “Initial Pledged Securities”). Such Shares shall be in book-entry form without any restrictive legends, and shall be registered in the name of the DTC’s nominee, maintained in the form of book entries on the books of the DTC, and shall be allowed to be settled through DTC’s regular book-entry settlement services.

(k)            “Initial Pledged Securities” has the meaning given to such term in the definition of “Independent Amount”.

(l)             “Lien” means any lien, mortgage, security interest, pledge, charge, adverse claim or encumbrance of any kind.

(m)           “Security Interests” means the security interests granted under Paragraph 2.

(n)            “Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement.

(o)           “Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto whether set forth in such security or other property itself or in any document related thereto, including without limitation (A) any requirement that any sale, assignment or other transfer or enforcement of such security or other property be consented to or approved by any Person, including without limitation the issuer thereof or any other obligor thereon, (B) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security or other property, (C) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such security or other property, prior to the sale, pledge, assignment or other transfer or enforcement of such security or other property, (D) any registration or qualification requirement or prospectus delivery requirement for such security or other property pursuant to any federal, state or foreign securities law (including without limitation any such requirement arising under the Securities Act) and (E) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such security or other property, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction.”

(p)          “UCC” means the Uniform Commercial Code as in effect in the State of New York.

Except as otherwise set forth herein, each of the following terms as used herein shall have the meanings given such term in the UCC section set forth opposite such term:

Term	Section
certificated security	8-102(a)(4)
control	8-106 and 9-106
financial assets	8-102(a)(9)
investment property	9-102(a)(49)
location	9-307
person	1-201(b)(27)
securities	8-102(a)(15)
securities intermediary	8-102(a)(14)
security entitlement	8-102(a)(17)
uncertificated security	8-102(a)(18)

(xxvii)	Additional Representation(s). None.

(xxviii)	Other Eligible Support and Other Posted Support.

(a)          “Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(b)          “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(xxix)	Specified Conditions means: in respect of Secured Party, none; and in respect of Pledgor, each Additional Termination Event with respect to which all Transactions are Affected Transactions and Counterparty is the sole Affected Party.

(xxx)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(a)           JPMorgan: As provided in Section 3(q) of the Master Confirmation.

(b)          Counterparty: As provided in Section 3(q) of the Master Confirmation.

(xxxi)	Addresses for Transfers.

(a)          JPMorgan: As provided in Section 3(q) of the Master Confirmation.

(b)          Counterparty: As provided in Section 3(q) of the Master Confirmation.

(xxxii)	Other Provisions.

(a)           Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of 1994 ISDA Credit Support Annex (Security Interest - New York Law) as published and copyrighted by the International Swaps and Derivatives Association, Inc. and Paragraphs 1-12 thereof (as modified herein) are hereby incorporated by reference and made a part hereof.